Exhibit 4.5
·COLE · SUBSCRIPTION AGREEMENT REAL ESTATE INVESTMENTS · FOR. THE PUR.CHASE OF COMMON STOCK DST SYSTEMS. INC. 1 P: 866.907.26S3 Cole Credit Property Trust III, Inc. Prospectus dated May 1, 2011 Cole Corporate Income Trust, Inc. Prospectus dated May 1, 2011 Part A Investor(s) Signatures I have read and understand pg 1 __ 1__ pg 2 __ 1__ pg 3 __ 1__ and pg 4 __ 1__ of this agreement. (Investor(s) must initial after each page number.} o By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not 5ubjecllo backup withholding either because I have not been notified that I am subject to backUp Withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person. Notice is hereby given to each subscriber that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933 and any state securities laws. A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectuses for the Cole REIT(s) identified by their signature(s) below. If a subscriber’s subscription is accepted, the applicable Cole REIT(s) will send the subscriber confirmation of their purchase after they have been admiUed as an investor. I/we further acknowledge that I!we have five business days from the date of this agreement to cancel the purchase of the shares upon written notice to the Cole REIT(s), identified by my (our) signature(s) below, at the address referenced below. A sale of the shares will not be deemed complete until such five business day period has expired. Cole Credit Property Trust III, Inc.: Cole Credit Income Trust, Inc.: Investor’s Signature Date Investor’s Signature Date Co-Investor’s Signature Date Co-investor’s Signature Date Custodian Signature Date Custodian Signature Date Via Regular Mail: Via Overnight/Express Mail: Cole REIT Cole REIT DST Systems, Inc. DST Systems, Inc. P.O. Box 219312 430 West 7th Street Kansas City, MO 64121-9312 Kansas City. MO 641 OS

## Part B Investment (a completed Subscription Agreement is required for each initial and additional investment)

1. This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) ("Cole REIT(s)") listed below (investors should not sign this Agreement for either offering unless they have received a Prospectus for both offerings):

a. ☐ $_____________ COLE CREDIT PROPERTY TRUST III, INC.
- ☐ Initial Subscription (Minimum is $2,500)
- ☐ Check if amount is estimated
- ☐ Additional Subscription (Minimum is $1,000)

b. ☐ $_____________ COLE CORPORATE INCOME TRUST, INC.
- ☐ Initial Subscription (Minimum is $2,500)
- ☐ Check if amount is estimated
- ☐ Additional Subscription (Minimum is $1,000)

2. Payment will be made with: ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

3. For purchases without selling commissions, please designate below, as applicable:
☐ RIA Account Purchase ☐ Registered Representative Purchase ☐ Cole Employee or Affiliate

## Part C Type of Ownership

**1a. Non-Qualified Ownership** (make check payable to Cole REIT; if investing during escrow period, use UMB Bank f/b/o Cole REIT)

- ☐ Individual Ownership (one signature required)
- ☐ Joint Tenants with Right of Survivorship (all parties must sign)
- ☐ Community Property (all parties must sign)
- ☐ Tenants-in-Common (all parties must sign)
- ☐ Transfer on Death (fill out TOD Form to effect designation)
- ☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA custodian signature required) State of _________, a Custodian for _____________________
- ☐ Other (specify) _____________________
- ☐ Corporate Ownership (authorized signature and corporate resolution required) ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
- ☐ Partnership Ownership (authorized signature and partnership paperwork required)
- ☐ LLC Ownership (authorized signature and LLC paperwork required)
- ☐ Pension or Profit Sharing Plan (authorized signature and paperwork required) ☐ Taxable ☐ Exempt under §501A
- ☐ Trust (trustee or grantor signatures and trust documents required) Type: (Specify i.e., Family, Living, Revocable, etc.) _____________________

**1b. Name of Ownership:** (only applies for Trust, Corporation, LLC, Partnership or Pension)

Name of Trust/Other Administrator

_____________________

Tax ID# (if applicable)_____________________

Date Established_____________________

**2a. Qualified Ownership** (make check payable to the custodian and send ALL paperwork directly to the custodian)

- ☐ Traditional IRA (custodian signature required)
- ☐ Roth IRA (custodian signature required)
- ☐ Simplified Employee Pension/Trust (S.E.P.) (custodian signature required)
- ☐ Pension or Profit Sharing Plan (custodian signature required) ☐ Taxable ☐ Exempt under §501A
- ☐ Non-Qualified Custodian (custodian signature required)
- ☐ Other (specify) _____________________
- ☐ **This is a National Financial Service (NFS) Non-Qualified Custodial Account**
- ☐ **This is a Fidelity Non-Qualified Custodial Account**

**2B. Custodian Information**

Name_____________________

Account #_____________________

Tax ID # (provided by custodian)_____________________

## Part D Investor Information (or Trustees if applicable)

Investor Name ______________________________

Mailing Address ______________________________

City ______________ State ________ Zip ________

Phone ______________ Business Phone ______________

Email Address ______________________________

Social Security or Tax ID # ______________________________

Date of Birth ______________________________

Street Address
(if different from mailing address or mailing address is a PO Box)

______________________________

City ______________ State ________ Zip ________

Co-Investor Name (if applicable)

______________________________

Mailing Address ______________________________

City ______________ State ________ Zip ________

Phone ______________ Business Phone ______________

Email Address ______________________________

Social Security or Tax ID # ______________________________

Date of Birth ______________________________

**Volume Discounts**

Simultaneous investments are being made by the same "purchaser" (as defined in a Cole REIT Prospectus) through the same broker-dealer in this account and the following Cole REIT accounts:

☐ Name of Cole REIT: ______________________ Social Security # or Tax ID #: ______________________

☐ Name of Cole REIT: ______________________ Social Security # or Tax ID #: ______________________

## Part E Distribution Options (will default to address of record or IRA if nothing is marked)

☐ Mail to address of record or IRA custodian

☐ Distribution Reinvestment Program: Investor(s) elects to participate in the Reinvestment Program described in the Prospectus.
**IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PROGRAM, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATIONS AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THE SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY THE APPLICABLE COLE REIT IN WRITING OF THAT FACT.**

**For non-qualified accounts only:**

☐ Distributions directed to: ☐ Via Mail (complete information below) ☐ Via Electronic Deposit (ACH – complete information below)

Name of Bank or Individual ______________________ ☐ Checking (include voided check) ☐ Savings ☐ Brokerage

Mailing Address ______________________ Bank ABA # (for ACH only) ______________________

City ______________ State ______ Zip ______ Account # (must be filled in) ______________________

By signing this agreement, I authorize the applicable Cole REIT, as identified by my signature below, to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

## Part F Registered Representative or Advisor (to be completed by selling Registered Representative or Advisor)

**1.** Name of Registered Representative or Advisor

______________________________

Mailing Address ______________________________

City ______________ State ________ Zip ________

Phone______________Email Address ______________

**2.** Name of Broker-Dealer

______________________________

Broker-Dealer ID # ______________________________

Rep or Advisor ID #______________________________

Have You Changed Broker-Dealers (since last purchase)?
☐ Yes ☐ No

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation, Cole Credit Property Trust III, Inc. and/or Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber, in the specific REIT identified, is a suitable and appropriate investment for this subscriber.

Signature ______________________________
Representative or Advisor

Signature ______________________________
Broker-Dearler (if applicable)

## Part G Investor(s) Signatures (Investor(s) must initial each of sections 1-4 and those sections of 5-9 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

### Cole Credit Property Trust III, Inc.

____|____ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust III, Inc.

____|____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

____|____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/ Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

____|____ 4. I (we) acknowledge that the shares are not liquid.

____|____ 5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in the Cole REIT(s) and similar programs.

____|____ 6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in each Cole REIT does not exceed ten percent (10%) of my (our) net worth.

____|____ 7. For **Iowa and Ohio** residents: My (our) investment in the Cole REIT(s) and its affiliates does not exceed 10% of my (our) liquid net worth.

____|____ 8. For **Kansas** residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas investors) in the Cole REIT(s) and the securities of similar direct participation programs.

____|____ 9. For **Kentucky, Michigan, Oregon, Pennsylvania and Tennessee** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in each Cole REIT.

### Cole Corporate Income Trust, Inc.

____|____ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Corporate Income Trust, Inc.

____|____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

____|____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/ Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

____|____ 4. I (we) acknowledge that the shares are not liquid.

____|____ 5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in the Cole REIT(s) and similar programs.

____|____ 6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in each Cole REIT does not exceed ten percent (10%) of my (our) net worth.

____|____ 7. For **Iowa and Ohio** residents: My (our) investment in the Cole REIT(s) and its affiliates does not exceed 10% of my (our) liquid net worth.

____|____ 8. For **Kansas and Massachusetts** residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas and Massachusetts investors) in the Cole REIT(s) and the securities of similar direct participation programs.

____|____ 9. For **Kentucky, Michigan, Oregon, Pennsylvania and Tennessee** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in each Cole REIT.

____|____ 10. For **Maine** residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in the Cole REIT(s) and its affiliates does not exceed ten percent (10%) of my (our) net worth.

____|____ 11. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition,my (our) investment in each Cole REIT does not exceed 10% of my (our) net worth.

____|____ 12. For North Dakota residents: My (our) liquid net worth is at least ten times my (our) investment in the Cole REIT(s) and its affiliates.

© 2011 Cole Capital Advisors, Inc. All rights reserved

COMBO_AGMT_02 (04-11)